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                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in MAPCO Inc.'s Post-Effective Amendment No. 1 to Registration Statement No. 33-13090 on Form S-8, Post-Effective Amendment No. 1 to Registration Statement No. 33-29044 on Form S-8, Registration Statement No. 33-33217 on Form S-8, Registration Statement No. 33-34044 on Form S-3, and Registration Statement No. 333-20837 on Form S-3 of our report dated January 27, 1997 with respect to the consolidated financial statements and financial statement schedules of MAPCO Inc., which report includes an explanatory paragraph relating to certain litigation to which the Company is a defendant and an explanatory paragraph concerning MAPCO Inc.'s change during 1995 in its method of accounting for the impairment of long-lived assets and for long-lived assets to be disposed of to conform with Statement of Financial Accounting Standards No. 121, appearing in this Annual Report on Form 10-K of MAPCO Inc. for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Tulsa, Oklahoma
February 24, 1997